Exhibit 10.3
FORM OF
EMPLOYEE MATTERS AGREEMENT
BETWEEN
PRIDE INTERNATIONAL, INC.
and
SEAHAWK DRILLING, INC.
Dated ____________, 2009

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EMPLOYEE MATTERS AGREEMENT
          This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is entered into as of ___, 2009 by and between Pride International, Inc., a Delaware corporation (“Pride”), and Seahawk Drilling, Inc., a Delaware corporation (“Seahawk”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or in the Master Separation Agreement.
          WHEREAS, the Board of Directors of Pride has determined that it is in the best interests of Pride and its shareholders to spin off the Seahawk Business by distributing the capital stock of Seahawk to Pride’s shareholders;
          WHEREAS, in order to effectuate the foregoing, Pride and Seahawk have entered into a Master Separation Agreement which provides, among other things, subject to the terms and conditions thereof, for the Distribution and the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the foregoing; and
          WHEREAS, in order to ensure an orderly transition under the Master Separation Agreement it will be necessary for Pride and Seahawk to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
          Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:
          “Affiliate” shall have the meaning set forth in the Master Separation Agreement.
          “Agreement” means this Employee Matters Agreement and all amendments made hereto from time to time.
          “Benefits Maintenance Period” means the period beginning on the Distribution Date and ending on December 31, 2009 or such other date as the parties mutually agree in writing during which Pride agrees to provide certain benefits and administrative services to Seahawk including (without limitation): (i) participation by Seahawk Employees in certain Pride Plans as described in Article IV and (ii) the provision of “Services” as defined in the Transition Services Agreement.
          “Board(s)” means the Board of Directors of Pride and/or the Board of Directors of Seahawk, as the context indicates.

          “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA, together with all regulations and proposed regulations promulgated thereunder.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Continuing Seahawk Participant” means a Seahawk Employee who participated in a Pride Health and Welfare Plan immediately preceding the Distribution Date and is eligible to continue to participate in such Plan as of the Distribution Date through the Benefits Maintenance Period.
          “Distribution” shall have the meaning set forth in the Master Separation Agreement.
          “Distribution Date” shall have the meaning set forth in the Master Separation Agreement.
          “DOL” means the United States Department of Labor.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “FBP” means the Pride International, Inc. Flexible Benefits Plan.
          “Group” shall have the meaning set forth in the Master Separation Agreement.
          “Health and Welfare Plans,” when immediately preceded by “Pride,” means the health and welfare plans listed on Schedule 1 established and maintained by Pride for the benefit of employees of any member of the Pride Group. When immediately preceded by “Seahawk,” “Health and Welfare Plans” means the health and welfare plans to be established by Seahawk pursuant to Article IV that correspond to the respective Pride Health and Welfare Plans.
          “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as it may be amended from time to time.
          “IRS” means the United States Internal Revenue Service.
          “Master Separation Agreement” means the Master Separation Agreement between Pride and Seahawk entered into as of ___, 2009.
          “Participating Company” means: (a) Pride; (b) any Person (other than an individual) that Pride has approved for participation in, has accepted participation in, or which is participating in, a Plan sponsored by Pride; or (c) any Person (other than an individual) that, by the terms of such a Plan, participates in such a Plan sponsored by Pride or any employees of which, by the terms of such a Plan, participate in a Plan.

          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
          “Plan,” depending on the context, may mean any plan, policy, program, payroll practice, arrangement, contract, annuity contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, dependents of employees or former employees or non-employee and employee directors of Pride, Seahawk or any member of the Pride Group or the Seahawk Group. “Plan,” when immediately preceded by “Pride,” means a Plan sponsored by Pride or a member of the Pride Group. When immediately preceded by “Seahawk,” “Plan” means a Plan sponsored by Seahawk or a member of the Seahawk Group.
          “Pride” means Pride International, Inc., a Delaware corporation.
          “Pride Business” shall have the meaning set forth in the Master Separation Agreement.
          “Pride Common Stock” shall have the meaning set forth in the Master Separation Agreement.
          “Pride Distribution Date Value” means the closing price of Pride Common Stock on the Distribution Date.
          “Pride Employee” means any individual who is employed in the Pride Business during the relevant time period.
          “Pride Group” shall have the meaning set forth in the Master Separation Agreement.
          “Pride Non-Qualified Plans” means the Pride International, Inc. 2007 Long-Term Incentive Plan, the Pride International, Inc. 1998 Long-Term Incentive Plan, the Pride International, Inc. 2004 Directors’ Stock Incentive Plan, the Pride International, Inc. 1993 Director’s Stock Option Plan, the Marine Drilling 2001 Stock Incentive Plan, the Marine Drilling 1992 Long-Term Incentive Plan, the Marine Drilling 1995 Non-Employee Directors’ Plan, the Pride International, Inc. Supplemental Executive Retirement Plan, the Pride International, Inc. 401(k) Restoration Plan, each as amended from time to time, and any other plan, other than the Pride Qualified Plan, maintained by Pride or any of its Subsidiaries for the purpose of providing incentive or retirement benefits to any Pride Employee and in which any Seahawk Employee participates as of the date immediately prior to the Distribution Date.
          “Pride Qualified Plan” means the Pride International, Inc. 401(k) Retirement and Savings Plan.
          “Pride Plan” means an employee benefit or welfare plan, program, arrangement or agreement (whether formal or informal, written or unwritten, qualified or unqualified or subject to ERISA or not) that is maintained or sponsored by a member of the Pride Group for the benefit of eligible Pride Employees and Seahawk Employees.

          “Seahawk” means Seahawk Drilling, Inc., a Delaware corporation. In all such instances in which Seahawk is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Seahawk Group, unless it specifically provides otherwise. Seahawk shall be solely responsible to Pride for ensuring that each member of the Seahawk Group complies with the applicable terms of this Agreement.
          “Seahawk Business” shall have the meaning set forth in the Master Separation Agreement.
          “Seahawk Common Stock” shall have the meaning set forth in the Master Separation Agreement.
          “Seahawk Distribution Date Value” means the closing price of Seahawk Common Stock on the Distribution Date.
          “Seahawk Employee” means any individual who is employed in the Seahawk Business during the relevant time period; provided, that no Person on long-term disability as of the Distribution Date shall be considered a Seahawk Employee.
          “Seahawk Group” shall have the meaning set forth in the Master Separation Agreement.
          “Seahawk Qualified Plan” means a defined contribution qualified plan and trust established by Seahawk pursuant to Section 3.1 of this Agreement.
          “Seahawk Plan” means an employee benefit or welfare plan, program, arrangement or agreement (whether formal or informal, written or unwritten, qualified or unqualified or subject to ERISA or not) that is maintained or sponsored by a member of the Seahawk Group for the benefit of eligible Seahawk Employees.
          “SEC” means the United States Securities and Exchange Commission.
          “Subsidiary” shall have the meaning set forth in the Master Separation Agreement.
          “Tax Sharing Agreement” shall have the meaning set forth in the Master Separation Agreement.
          “Transition Services Agreement” means the Transition Services Agreement (Pride as service provider), as set forth and attached as an exhibit to the Master Separation Agreement.
ARTICLE II
GENERAL PRINCIPLES
          SECTION 2.1 Seahawk Plans
     (a) Non-Duplication of Benefits. No employee of the Seahawk Group shall receive duplicate benefits under Pride Plans and Seahawk Plans. Pride and Seahawk shall mutually agree on methods and procedures, if necessary, including amending the respective Plan documents, to prevent employees of the Seahawk Group from receiving duplicate benefits from the Pride Plans and the Seahawk Plans.
     (b) Service Credit. Except as specified otherwise in this Agreement or as required by applicable law, each Seahawk Plan in existence on the Distribution Date or the end of the Benefits Maintenance Period shall provide each Seahawk Employee full credit for all service with the Pride Group as of the Distribution Date and/or the end of the Benefits Maintenance Period, as applicable, to the same extent such service was recognized and credited under the applicable Pride Plan immediately prior to the Distribution Date or the end of the Benefits Maintenance Period, as applicable, except to the extent that duplication of benefits would result. These service crediting provisions shall be subject to any respectively applicable “service bridging,” “break in service,” “employment date” or “eligibility date” rules under the Seahawk Plans. Nothing herein shall limit Seahawk or its Affiliates from recognizing service in addition to the recognition of service required herein.
     (c) Beneficiary Designations. Subject to Section 6.3 of this Agreement, all beneficiary designations made by the Seahawk Employees under or for the Pride Plans shall be transferred to and be in full force and effect under the corresponding Seahawk Plans until such time, if ever, that any such beneficiary designation is replaced or revoked by the Seahawk Employee who made the beneficiary designation. If no such beneficiary designations are on file, the terms of the applicable Seahawk Plan shall control.
     (d) Seahawk Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Seahawk, at any time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Seahawk Plan, any benefit under any Seahawk Plan or any trust, insurance policy or funding vehicle related to any Seahawk Plan (to the extent permitted by law) in accordance with the applicable governing plan documents.
     (e) Pride’s General Obligations. Pride shall provide, or cause to be provided, to Seahawk all participant information, forms or documents reasonably requested by Seahawk to fulfill its obligations under this Section 2.1.
     (f) Pride Participation in Seahawk Plans. Unless the prior written consent of Seahawk is obtained, Pride Employees shall not participate in any Seahawk Plans.
     SECTION 2.2 Pride Plans
     (a) Seahawk’s Participation in Pride Plans. Except as otherwise provided in this Agreement or unless the prior written consent of Pride is obtained, on and after the Distribution Date, employees of the Seahawk Group shall not participate in any Pride Plans.
     (b) Pride’s General Obligations During the Benefits Maintenance Period. With respect to any Pride Plan or program that provided benefits to a Seahawk Employee prior to the Distribution Date, Pride shall provide certain services with respect to the

Pride Plans in accordance with the terms of the Transition Services Agreement and this Agreement.
     (c) Seahawk’s General Obligations During the Benefits Maintenance Period. With respect to any Pride Plan or program that provided benefits to a Seahawk Employee prior to the Distribution Date or to a Continuing Seahawk Participant during the Benefits Maintenance Period, Seahawk will cooperate with Pride and take any actions reasonably requested by Pride on a timely basis with respect to such Pride Plans or programs, and Seahawk shall comply with the terms as set forth in such Plans or any procedures adopted pursuant thereto, including (without limitation): (i) assisting in the administration of claims under the Pride Health and Welfare Plans, to the extent requested by the claims administrator of the applicable plan; (ii) cooperating fully with Pride Plan auditors; (iii) the provision of payroll processing support; (iv) preserving the confidentiality of all financial arrangements Pride has or may have with any entity or individual with whom Pride has entered into an agreement relating to said Pride Plan; and (v) preserving the confidentiality of participant information to the extent not specified otherwise in this Agreement. In addition, Seahawk shall provide, or cause to be provided, all participant information that is necessary or appropriate or as reasonably requested by Pride for the efficient and accurate administration of each Pride Plan or program that provides benefits to a Continuing Seahawk Participant during the Benefits Maintenance Period. Pride and its respective authorized agents shall, subject to all applicable laws, including laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for the administration of said Plans or programs.
     (d) Reporting and Disclosing Communications to Participants. Subject to the provisions of the Transition Services Agreement, during the Benefits Maintenance Period: (a) Pride, solely at its own expense, shall take, or cause to be taken, all actions necessary or appropriate to accomplish the distribution of all Pride Plan-related communications and materials to Pride Employees and their beneficiaries participating in Pride Plans and (b) Seahawk, solely at its own expense, shall take, or cause to be taken, all actions necessary or appropriate to accomplish the distribution of (i) all Pride Plan-related communications and materials to Continuing Seahawk Participants and their spouses, dependents or beneficiaries participating in Pride Plans and (ii) all Seahawk Plan-related communications and materials to Seahawk Employees and their spouses, dependents or beneficiaries participating in Seahawk Plans.
     (e) Pride Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Pride, at any time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Pride Plan, any benefit under any Pride Plan or any trust, insurance policy or funding vehicle related to any Pride Plan (to the extent permitted by law) in accordance with the applicable governing plan documents.
     (f) Seahawk Obligation to Pay Own Expenses. Except to the extent otherwise specified herein or in the Transition Services Agreement, Seahawk shall be responsible for, and Pride shall have no liability for, any costs associated with any actions Seahawk is obligated to take to comply with the terms and provisions of this Agreement, including, without limitation, this Article II.
ARTICLE III
DEFINED CONTRIBUTION PLANS
          SECTION 3.1 Seahawk Qualified Plan
     (a) Establishment of Plan. Prior to the Distribution Date, Seahawk shall establish the Seahawk Qualified Plan with terms and provisions that are substantially comparable to those of the Pride Qualified Plan. Seahawk shall timely take all necessary, reasonable or appropriate actions to ensure the Seahawk Qualified Plan’s qualification under the Section 401(a) of the Code and compliance with ERISA and any other applicable laws.
     (b) Continuation of Elections. As of the Distribution Date, Seahawk (acting directly or through its Affiliates) shall cause the Seahawk Qualified Plan to recognize and maintain all Pride Qualified Plan elections and designations including, but not limited to, deferral, investment, and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Seahawk Employees, to the extent such election or designation is available under the Seahawk Qualified Plan.
          SECTION 3.2 Spin-Off of Pride Qualified Plan Assets
     (a) Spin-Off of Assets. No later than sixty (60) days following the Distribution Date (or such time as mutually agreed by the parties), Pride shall cause the accounts (including any outstanding loan balances) in the Pride Qualified Plan attributable to Seahawk Employees and all of the assets in the Pride Qualified Plan related thereto to be spun-off and transferred in-kind to the Seahawk Qualified Plan, and Seahawk shall cause the Seahawk Qualified Plan to accept such transfer of accounts and underlying assets and, effective as of the date of such spin-off and transfer, to assume and to fully perform, pay and discharge, all obligations of the Pride Qualified Plan relating to the accounts of Seahawk Employees (to the extent the assets related to those accounts are actually transferred from the Pride Qualified Plan to the Seahawk Qualified Plan) as of the date of such spinoff. The transfer of assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation § 1.414(l)-1, and Section 208 of ERISA.
     (b) Contributions as of the Distribution Date. All contributions payable to the Pride Qualified Plan with respect to employee deferrals and contributions, matching contributions and other contributions for participants who are Seahawk Employees through the Distribution Date, determined in accordance with the terms and provisions of the Pride Qualified Plan, ERISA and the Code, shall be paid by Pride to the Pride Qualified Plan, as applicable, prior to the date of the asset transfer described in this Section 3.2.

     (c) Form 5310-A. No later than thirty (30) days prior to the Distribution Date, Pride and Seahawk (each acting directly or through their respective Affiliates) shall, to the extent necessary, file IRS Forms 5310-A regarding the spinoff and transfer of assets and liabilities from the Pride Qualified Plan to the Seahawk Qualified Plan as contemplated under this Section 3.2.
ARTICLE IV
HEALTH AND WELFARE PLANS AND BENEFITS
          SECTION 4.1 Establishment of Seahawk Health and Welfare Plans
Except as specified otherwise in this Agreement, effective on or before the Distribution Date, Seahawk shall establish the Seahawk Health and Welfare Plans. The Seahawk Health and Welfare Plans in effect as of the Distribution Date shall be substantially comparable to the Pride Plans in effect on the Distribution Date. Seahawk may modify, with prior written notice to Pride, the seniority benefit allowance made available to Seahawk Employees for purposes of offsetting the cost of welfare benefits.
          SECTION 4.2 Seahawk Employee Participation in Pride Health and Welfare Plans
As of the Distribution Date, Continuing Seahawk Participants shall be eligible to continue to participate in the Pride Health and Welfare Plans in which such Continuing Seahawk Participants participated immediately prior to the Distribution Date. Any Seahawk Employee hired or re-hired by Seahawk on or after the Distribution Date shall be eligible to participate in the Seahawk Health and Welfare Plans and shall not be eligible to participate in the Pride Health and Welfare Plans. Continuing Seahawk Participants shall cease to be eligible to participate in Pride Health and Welfare Plans upon the expiration of the Benefits Maintenance Period, and, except with respect to claims incurred at or prior to the end of the Benefits Maintenance Period, Pride shall have no further obligations with respect to the health and welfare benefits of Seahawk Employees after the end of the Benefits Maintenance Period.
          SECTION 4.3 Pride Obligations with Respect to Seahawk Employee Participation in Pride Health and Welfare Plans
Pride shall continue to administer, or cause to be administered, the Pride Health and Welfare Plans in accordance with their terms as of the Distribution Date and applicable law. During the Benefits Maintenance Period, Pride shall provide written notice to Seahawk of any amendment or termination of any Pride Health and Welfare Plan, or any material feature thereof, including, but not limited to, any stop-loss insurance, in which Seahawk Employees participate on or after the Distribution Date, except to the extent such amendment or termination would not affect any benefits of Seahawk Employees under such Plans.
          SECTION 4.4 Paid Time Off
As a result of the Distribution and from and after the Distribution Date, Pride has no obligation to pay or provide any benefits in connection with any accrued paid time off with respect to any

Seahawk Employee. With respect to Pride Employees who become Seahawk Employees due to the Distribution, during the 2009 calendar year Seahawk shall administer the Seahawk paid time off policies in a manner such that such employee’s service with Pride is deemed to be service with Seahawk. Seahawk shall credit each Seahawk Employee with the amount of accrued but unused vacation time, sick time and other time-off benefits as such Seahawk Employee had with the Pride Group as of the Distribution Date. Notwithstanding the above, Seahawk shall not be required to credit any Seahawk Employee with any accrual to the extent that a benefit attributable to such accrual is provided by the Pride Group (it being understood that the Pride Group shall be under no obligation to provide any such benefit). Nothing in this Agreement shall obligate Seahawk to continue, or prevent Seahawk from modifying the terms of, the Seahawk paid time off policies after 2009.
          SECTION 4.5 Employees on Leave
Subject to Pride’s agreement to provide certain administrative services as specified in the Transition Services Agreement, notwithstanding any other provision of this Agreement to the contrary, effective as of the Distribution Date, Seahawk (acting directly or through its Affiliates) shall assume, or shall have caused the Seahawk Health and Welfare plans to assume, liability for payment of any salary continuation or short-term disability coverage or leave under the Family & Medical Leave Act of 1993, as amended, or other leave of absence with respect to Seahawk Employees, and Pride shall have no further responsibility for such disabled employees or employees on such leave after the Distribution Date.
          SECTION 4.6 Retiree Medical
Pride and Seahawk acknowledge and agree that no Seahawk Employee is eligible for retiree medical benefits from Pride. Nothing in this Agreement shall obligate Seahawk to establish, maintain or continue to sponsor a retiree medical benefits plan for any Seahawk Employee.
          SECTION 4.7 Medical Reimbursement Account Plan
As of the Distribution Date, Seahawk Employees shall cease to participate in the FBP. Effective prior to or as of the Distribution, Seahawk shall establish, and Seahawk Employees shall be eligible to participate in, a Seahawk Plan with terms and provisions that are substantially comparable to those of the FBP. Pride and Seahawk agree to reconcile claims and contributions under the FBP as specified in the Transition Services Agreement.
          SECTION 4.8 Health Insurance Portability and Accountability Act of 1996
On or before the Distribution Date, Pride and Seahawk shall enter into reciprocal business associate agreements providing for the confidentiality of protected health information in compliance with the requirements of HIPAA.
          SECTION 4.9 Workers’ Compensation
Effective on and after the Distribution Date, Seahawk shall be responsible for the administration, costs and funding of workers’ compensation claims with respect to Seahawk Employees.

          SECTION 4.10 COBRA
Subject to Pride’s agreement to provide certain administrative services as specified in the Transition Services Agreement, effective as of the Distribution Date, Seahawk (acting directly or through its Affiliates) shall assume, or shall cause the Seahawk Health and Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to eligible Seahawk Employees who were Seahawk Employees at or after the Distribution Date. Neither the Distribution nor any transfers of employment that occur as of the Distribution Date shall constitute a COBRA qualifying event for purposes of COBRA.
          SECTION 4.11 Claims Experience
The parties (acting directly or through their Affiliates) shall take any action necessary to ensure that any claims experience under the Pride Health and Welfare Plans attributable to Continuing Seahawk Participants shall be allocated to the Seahawk Health and Welfare Plans.
ARTICLE V
EQUITY AND OTHER COMPENSATION
          SECTION 5.1 Executive and Non-Qualified Plans
Except as otherwise provided herein, upon the Distribution Date, Seahawk Employees shall be considered terminated from employment for purposes of the Pride Non-Qualified Plans and such Seahawk Employees’ benefits under the Pride Non-Qualified Plans shall be governed by the terms of said Plans. Pride shall retain all liabilities for any benefits accrued by employees of the Pride Group and the Seahawk Group under the Pride Non-Qualified Plans.
          SECTION 5.2 Pride International, Inc. Long-Term Incentive Plans
     (a) No Further Equity Awards to Seahawk Employees. Certain Seahawk Employees have been granted options, restricted stock and/or restricted stock units under the Pride International, Inc. 2007 Long-Term Incentive Plan and/or the Pride International, Inc. 1998 Long-Term Incentive Plan. No awards will be made under said Plans to Seahawk Employees after the Distribution Date.
     (b) Distributions on and Replacement of Unvested Pride Restricted Stock Awards. Seahawk Employees who hold, as of the Distribution Date, unvested Pride restricted stock awards (the “Pride RSAs”) shall receive the number of shares of Seahawk Common Stock, free of restrictions, that would have been distributed in the Distribution on a like number of shares of Pride Common Stock covered by the Pride RSA. As of the Distribution Date but immediately after any distributions described in this Section 5.2(b), Seahawk Employees holding Pride RSAs will be considered terminated from employment with Pride pursuant to the terms of the applicable Pride Plan, and such Pride RSAs shall be forfeited pursuant to the terms of the applicable award agreement and the applicable Pride Plan. Effective as soon as practicable on or after the Distribution Date, the Seahawk Board shall replace such forfeited Pride RSAs with Seahawk restricted stock unit awards (the “Seahawk RSA Replacement Award”). The Seahawk RSA Replacement

Award shall take into account vesting service with Pride such that the Seahawk RSA Replacement Award vests at the same time and subject to the same terms as the forfeited Pride RSAs. The number of shares of Seahawk Common Stock subject to a Seahawk RSA Replacement Award with respect to a Pride RSA shall be equal to (x) divided by (y) where (x) is the Pride Distribution Date Value multiplied by the number of shares of Pride Common Stock subject to the Pride RSA that are forfeited, and (y) is the Seahawk Distribution Date Value, with the resulting number of shares subject to the Seahawk RSA Replacement Award being rounded down to the nearest whole share. Seahawk shall be responsible for the satisfaction of all tax reporting requirements in respect of the distribution of Seahawk Common Stock to a Seahawk Employee or the vesting of a Seahawk RSA Replacement Award and shall be responsible for remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such restricted shares.
     (c) Distributions on and Replacement of Unvested Pride Restricted Stock Units Granted Prior to 2009. Seahawk Employees who hold, as of the Distribution Date, unvested Pride restricted stock unit awards granted prior to 2009 (the “Pride RSUs”) shall receive a cash payment equal to the Seahawk Distribution Date Value of the number of shares of Seahawk Common Stock that would have been distributed in the Distribution on the number of shares of Pride Common Stock covered by the Pride RSU. As of the Distribution Date but immediately after any distributions described in this Section 5.2(c), Seahawk Employees holding Pride RSUs will be considered terminated from employment with Pride pursuant to the terms of the applicable Pride Plan, and such Pride RSUs shall be forfeited pursuant to the terms of the applicable award agreement and the applicable Pride Plan. Effective as soon as practicable on or after the Distribution Date, the Seahawk Board shall replace such forfeited Pride RSUs with Seahawk restricted stock unit awards (the “Seahawk RSU Replacement Award”). The Seahawk RSU Replacement Award shall take into account vesting service with Pride such that the Seahawk RSU Replacement Award vests at the same time and subject to the same terms as the forfeited Pride RSUs. The number of shares of Seahawk Common Stock subject to a Seahawk RSU Replacement Award with respect to a Pride RSU shall be equal to (x) divided by (y) where (x) is the Pride Distribution Date Value multiplied by the number of shares of Pride Common Stock subject to the Pride RSU that are forfeited, and (y) is the Seahawk Distribution Date Value, with the resulting number of shares subject to the Seahawk RSU Replacement Award being rounded down to the nearest whole share. Seahawk shall be responsible for the satisfaction of all tax reporting requirements in respect of the payments to a Seahawk Employee with respect to a Pride RSU or a Seahawk RSU Replacement Award or the vesting of a Seahawk RSU Replacement Award and shall be responsible for remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the payment and vesting of all such restricted stock units.
     (d) Replacement of Unvested Pride Restricted Stock Units Granted in 2009. Seahawk Employees who hold, as of the Distribution Date, unvested Pride restricted stock unit awards granted in 2009 (the “Pride 2009 RSUs”) shall not receive cash, shares or other property with respect to the Pride 2009 RSUs as a result of the Distribution. As of the Distribution Date, Seahawk Employees holding Pride 2009 RSUs will be considered terminated from employment pursuant to the terms of the applicable Pride

Plan, and such Pride 2009 RSUs shall be forfeited pursuant to the terms of the applicable award agreement and the applicable Pride Plan. Effective as soon as practicable on or after the Distribution Date, the Seahawk Board shall replace such forfeited Pride 2009 RSUs with Seahawk restricted stock unit awards (the “Seahawk 2009 RSU Replacement Award”). The Seahawk 2009 RSU Replacement Award shall take into account vesting service with Pride such that the Seahawk 2009 RSU Replacement Award vests at the same time and subject to the same terms as the forfeited Pride 2009 RSUs. The number of shares of Seahawk Common Stock subject to a Seahawk 2009 RSU Replacement Award with respect to a Pride 2009 RSU shall be equal to the sum of (x) divided by (y) plus (z), where (x) is the Pride Distribution Date Value multiplied by the number of shares of Pride Common Stock subject to the Pride 2009 RSU that are forfeited, (y) is the Seahawk Distribution Date Value, and (z) is the number of shares of Seahawk Common Stock that would have been distributed in the Distribution with respect to the number of shares of Pride Common Stock covered by the Pride 2009 RSU, with the resulting number of shares subject to the Seahawk 2009 RSU Replacement Award being rounded down to the nearest whole share. Seahawk shall be responsible for the satisfaction of all tax reporting requirements in respect of the payments to a Seahawk Employee with respect to a Seahawk 2009 RSU Replacement Award or the vesting of a Seahawk 2009 RSU Replacement Award and shall be responsible for remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the payment and vesting of all such restricted stock units.
     (e) Pride Stock Options. The exercise price and number of option shares with respect to any awards of options to purchase Pride Common Stock that are outstanding on the Distribution Date will be adjusted to reflect the Distribution as determined by the Compensation Committee of the Pride Board pursuant to the terms of the applicable Pride Plan. As of the Distribution Date, Seahawk Employees holding options granted under any Pride Plan will be considered terminated from employment, and unvested options shall be forfeited pursuant to the terms of the applicable award agreement and the applicable Pride Plan. Options that were vested as of the Distribution Date shall remain exercisable for the period specified in the applicable award agreement and applicable Pride Plan. The parties recognize that Seahawk may, in its discretion, take action to make such equity-based award or compensation as it deems appropriate with respect to options held by Seahawk Employees under any Pride Plan which are forfeited, cancelled or expire unexercised as a result of Seahawk Employees being considered terminated from employment with Pride under the Pride Plans.
          SECTION 5.3 Employee Stock Purchase Plan
Effective as of the Distribution Date, Seahawk Employees shall cease to be eligible to participate in the Pride International, Inc. Employee Stock Purchase Plan. Seahawk Employee will continue contribute to the Pride International, Inc. Employee Stock Purchase Plan through the last payroll date immediately preceding the Distribution Date (or such earlier time as mutually determined by Pride and Seahawk) and any contributions made with respect to the purchase period in which the Distribution occurs will be refunded or distributed to the Seahawk Employee in accordance with the terms of such Plan.

          SECTION 5.4 Annual Bonus Plan
Seahawk Employees shall not be eligible to participate in the Pride Annual Incentive Plan after the Distribution Date. Seahawk acknowledges that Pride is under no obligation to pay any bonuses to any Seahawk Employees with respect to the 2009 calendar year, and Seahawk hereby indemnifies Pride with respect to any claims against Pride made by or on behalf of a Seahawk Employee with respect bonus compensation payable with respect to the 2009 calendar year.
          SECTION 5.5 Deduction under Section 83(h) of the Code
The deduction attributable to equity-based compensation permitted under Section 83(h) of the Code including, without limitation, the deduction attributable to the grant of stock, the vesting of restricted stock, and the exercise of stock options shall generally be allocated to the employer as of the date the amount is includible in the employee’s income, and the taxable income associated with the compensation shall be reported by such employer. Where the issuer or payor of such compensation is in the Pride Group or the Seahawk Group and the employer is in the other Group, the employer will make a payment, or series of payments (including such payments reflected in intercompany accounts), to the issuer or payor equal to the amount of the corresponding tax deduction(s).
          SECTION 5.6 SEC Registration
The parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the SEC with respect to the long-term incentive awards described in this Article V, to the extent any such registration statement is required by applicable law.
          SECTION 5.7 Section 409A
Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), upon Seahawk’s written request to Pride, Pride and Seahawk agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to comply with, to the extent permissible under applicable Law, Section 409A of the Code such that the supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.
ARTICLE VI
CERTAIN TRANSITION MATTERS
          SECTION 6.1 Transition Services Agreement
On or about the date hereof, Pride and Seahawk shall enter into the Transition Services Agreement covering the provisions of various services to be provided by Pride and its Affiliates to Seahawk. The provisions of this Agreement shall be subject to the provisions of such Transition Services Agreement and to the extent that any provision in this Agreement is inconsistent with a provision in the Transition Services Agreement the provision in the Transition Services Agreement shall control. Nothing in this Agreement is intended to expand the scope of the “Services” as defined in the Transition Services Agreement, and each service contemplated to be provided hereunder shall be subject to charges, reimbursement obligations and other terms as set forth in the Transition Services Agreement.
          SECTION 6.2 Requests for IRS and DOL Opinions
Pride and Seahawk shall make such applications to regulatory agencies, including, without limitation, the IRS and the DOL, as may be necessary or appropriate. Pride and Seahawk shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Pride and/or Seahawk elects to seek a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or similar opinion or ruling from any other regulatory agency, domestic or foreign.
          SECTION 6.3 Consent of Third Parties
If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Pride and Seahawk shall use their commercially reasonable efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Pride and Seahawk shall negotiate in good faith to implement the provision in a mutually satisfactory manner.
          SECTION 6.4 Tax Cooperation
In connection with the interpretation and administration of this Agreement, Pride and Seahawk shall take into account the agreements and policies established pursuant to the Master Separation Agreement and the Tax Sharing Agreement.
          SECTION 6.5 Plan Returns
Plan Returns shall be filed or caused to be filed by Pride or Seahawk, as the case may be, in accordance with the principles established in the Tax Sharing Agreement. For purposes of this Section 6.5, “Plan Returns” means any return, report, certificate, form or similar statement or document required to be filed with a government agency with respect to an employee benefit plan or program, domestic or foreign.
ARTICLE VII
EMPLOYMENT-RELATED MATTERS
          SECTION 7.1 Terms of Seahawk Employment
Employees of the Seahawk Group may be required to execute a new agreement regarding confidential information and proprietary developments in a form approved by Seahawk. In addition, nothing in this Agreement, the Master Separation Agreement, the Transition Services Agreement or the Tax Sharing Agreement should be construed to change the at-will status of any of the employees of any member of the Pride Group or the Seahawk Group.

          SECTION 7.2 Non-Termination of Employment; No Third-Party Beneficiaries
No provision of this Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Seahawk Employee or other future, present or former employee of Pride, Seahawk, the Pride Group or the Seahawk Group under any Pride Plan or Seahawk Plan or otherwise. Without limiting the generality of the foregoing: (a) except as otherwise provided in this Agreement or applicable provisions of the Plans, neither the Distribution nor the termination of the Participating Company status of Seahawk or any member of the Seahawk Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) except as otherwise provided in this Agreement, no transfer of employment between the Pride Group and the Seahawk Group before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.
ARTICLE VIII
GENERAL PROVISIONS
          SECTION 8.1 Approval by Pride As Sole Stockholder
Effective as of the Distribution Date, Seahawk shall have adopted the Seahawk Plans in order to provide the benefits contemplated herein, including, without limitation, the Seahawk 2009 Stock Incentive Plan (the “Seahawk Stock Plan”), which shall permit the issuance of options, restricted stock, restricted stock units and other long-term incentive awards that have material terms and conditions substantially similar to those long-term incentive awards issued under the Pride International, Inc. 2007 Long-Term Incentive Plan in respect of which Seahawk long-term incentive awards will be issued as required under Article V. The Seahawk Plans, including the Seahawk Stock Plan, shall be approved prior to the Distribution Date by Pride as the sole stockholder of Seahawk.
          SECTION 8.2 Amendments
Prior to the Distribution Date, Pride shall amend the Pride Plans and the applicable Pride Stock Plans and award agreements as described on Schedule 8.2 hereto.
          SECTION 8.3 Fiduciary Matters
The parties acknowledge that actions required to be taken pursuant to the Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law. Neither party shall be deemed to be in violation of the Agreement if it fails to comply with any provision of the Agreement based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities.

          SECTION 8.4 No Amendment of Plans
Unless explicitly designated otherwise, no provision of this Agreement is intended to be an amendment of any Pride Plan or Seahawk Plan. If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to a Plan or another agreement, plan, program or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively, thereby precluding it from having any amendatory effect.
          SECTION 8.5 Effect if Separation does not Occur
Subject to Section 8.10, if the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective prior to, as of or following the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by the parties and neither party shall have any liability or further obligation to the other party under this Agreement.
          SECTION 8.6 Limitation of Liability
TO THE EXTENT THAT PRIDE OR ANY MEMBER OF THE PRIDE GROUP PROVIDES SERVICES UNDER THIS AGREEMENT TO SEAHAWK, AND SUCH SERVICES ARE NOT OTHERWISE ADDRESSED IN THE TRANSITION SERVICES AGREEMENT, SUCH SERVICES SHALL BE PERFORMED WITH THE SAME GENERAL DEGREE OF CARE AS WHEN PERFORMED WITHIN THE PRIDE ORGANIZATION. SEAHAWK HEREBY EXPRESSLY WAIVES ANY RIGHT SEAHAWK MAY OTHERWISE HAVE FOR ANY LOSSES, TO ENFORCE SPECIFIC PERFORMANCE OR TO PURSUE ANY OTHER REMEDY AVAILABLE IN CONTRACT, AT LAW, OR IN EQUITY IN THE EVENT OF ANY NON-PERFORMANCE, INADEQUATE PERFORMANCE, FAULTY PERFORMANCE OR OTHER FAILURE OR BREACH BY PRIDE OR ANY MEMBER OF THE PRIDE GROUP UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OF PRIDE OR ANY MEMBER OF THE PRIDE GROUP OR ANY OTHER PERSON OR ENTITY INVOLVED IN THE PROVISION OF SERVICES AND WHETHER DAMAGES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN LAWS OR OTHER STATUTE OR OTHERWISE; PROVIDED, HOWEVER, THAT THE FOREGOING WAIVER SHALL NOT EXTEND TO COVER, AND PRIDE SHALL BE RESPONSIBLE FOR, SUCH LOSSES CAUSED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF PRIDE, ANY MEMBER OF THE PRIDE GROUP OR ANY THIRD PARTY SERVICE PROVIDER HEREUNDER.
          SECTION 8.7 Relationship of Parties
Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating a fiduciary relationship, a relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by each party and its respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
          SECTION 8.8 Incorporation of Master Separation Agreement Provisions
If a dispute, claim or controversy results from or arises out of or in connection with this Agreement, the parties agree to use the procedures set forth in Article V of the Master Separation Agreement in lieu of other available remedies, to resolve same. The provisions of Sections 7.1 (Limitation of Liability) and Section 7.5 (Notices) of the Master Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 8.8 to an “Article” or a “Section” shall mean Articles or Sections of the Master Separation Agreement, and, except as expressly set forth herein, references in the material incorporated herein by reference shall be references to the Master Separation Agreement).
          SECTION 8.9 Governing Law
To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Texas, irrespective of the choice of law principles of the State of Texas, as to all matters, including matters of validity, construction, effect, performance and remedies.
          SECTION 8.10 Severability
If any term or other provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, illegal, void or unenforceable under any rule of law or public policy, all other terms and provisions of this Agreement, or application of such provision to Persons or circumstances other than those as to which it has been held invalid, void, illegal or unenforceable, shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.
          SECTION 8.11 Amendment
Pride and Seahawk may mutually agree to amend, modify or supplement the provisions of this Agreement at any time or times, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable.

          SECTION 8.12 Assignment
Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, directly or indirectly, by a party without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void, except that a party may at any time assign any or all of its rights or obligations hereunder to one of its wholly owned subsidiaries (but no such assignment shall relieve such party of any of its obligations under this Agreement).
          SECTION 8.13 No Strict Construction; Cooperation of the Parties
The language this Agreement uses shall be deemed to be the language the parties hereto have chosen to reflect their mutual intent, and no rule of strict construction or presumption based upon the party that has drafted this Agreement shall be applied against any party hereto. The parties acknowledge that the names used for Plans under this Agreement may not be the sole name designated for such Plans, but the parties acknowledge and agree to recognize the Plans under the names used herein. To the extent that issues arise related to the subject matter hereof that are not specifically addressed by this Agreement, the parties will cooperate to address such issues in the same manner and using the same principles provided in this Agreement.
          SECTION 8.14 Termination
This Agreement may be terminated at any time prior to the Distribution Date by Pride in its sole discretion (without the approval of Seahawk). This Agreement may be terminated at any time after the Distribution Date by mutual consent of Pride and Seahawk. In the event of termination pursuant to this Section 8.14, no party shall have any liability of any kind under this Agreement to the other party.
          SECTION 8.15 Conflict
In the event of any conflict between the provisions of this Agreement and the Master Separation Agreement or any Plan, the provisions of this Agreement shall control. In the event of any conflict between the provisions of this Agreement and the Transition Services Agreement, the provisions of this Agreement shall control.
          SECTION 8.16 Counterparts
This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Agreement.
          SECTION 8.17 Successor Employer
The parties agree that Seahawk shall be treated as a successor employer with respect to each Seahawk Employee in the calendar year that contains the Distribution Date, and, in connection with the foregoing, the parties agree to follow the “Alternative Procedures” set forth in Section 5 of Revenue Procedure 2004-53 with respect to Form W-2 reporting obligations and social security, unemployment and other U.S. payroll taxes. The parties understand and agree that Seahawk, as the successor employer, shall assume the entire Form W-2 reporting obligations for such Seahawk Employees for the calendar year that contains the Effective Date. Pride shall provide all information required by Seahawk in order for Seahawk to complete its Form W-2 reporting obligations. Seahawk agrees to indemnify Pride with respect to any liabilities, costs and expenses incurred by Pride that are directly related to the treatment of Seahawk as a successor employer for the Seahawk Employees, including without limitation the Form W-2 reporting obligations.

          IN WITNESS WHEREOF, each of the parties has caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

PRIDE INTERNATIONAL, INC.
By:
Name:
Title:

SEAHAWK DRILLING, INC.
By:
Name:
Title:

Schedule 1
Pride Health and Welfare Plans

U.S. Employee Benefit	Plan Name	Provider / Vendor
Self-funded Medical, Dental	Pride International, Inc. Group Health & Dental Plan	UMR
Stop Loss Coverage (applicable only to medical benefits)	Pride International, Inc. Group Health & Dental Plan	Symetra
Pharmacy Benefit Manager	Pride International, Inc. Group Health & Dental Plan	CVS/Caremark
Long Term Disability	Pride International, Inc. Long Term Disability Plan	MetLife
Short Term Disability	Pride International, Inc. Short Term Disability Plan	MetLife
Life, Accidental Death & Dismemberment (AD&D), and Disability	Pride International, Inc. Life and Accidental Death & Dismemberment Insurance Plan	MetLife
Vision Coverage	Pride International, Inc. Group Health & Dental Plan	Superior Vision
Employee Assistance Program	Pride International, Inc. Group Health & Dental Plan	United Behavioral Health
Business Travel Accident	Pride International, Inc. Business Travel Accident Plan	CIGNA
Life, Accidental Death (Personal & Work-Related)[1]	Pride International, Inc. Life and Accidental Death & Dismemberment Insurance Plan	Mobility Benefits - Previnter

[1]	Former International Technical Services LLC (ITS) employees only.

Non-U.S. Employee Benefit	Plan Name	Provider
Medical, Dental & Vision (including prescription coverage and employee assistance program) (Personal & Work-Related)	Pride International, Inc. Group Health & Dental Plan	Mobility Benefits — Previnter
Life, Accidental Death (Personal & Work-Related)	Pride International, Inc. Life and Accidental Death & Dismemberment Insurance Plan
Short-Term Disability (Personal & Work-Related)	Pride International, Inc. Short Term Disability Plan
Long-Term Disability (Personal & Work-Related)	Pride International, Inc. Long Term Disability Plan
Business Travel Accident	Pride International, Inc. Business Travel Accident Plan	CIGNA
Savings	Investment Savings Plan (ISP)	Legal & General Bank